As filed with the Securities and Exchange Commission on February 26, 2015

Registration No. 333-182381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF CO-REGISTRANTS

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Steven R. Lacy, Esquire

Senior Vice President, Administration,

General Counsel and Secretary

Koppers Holdings Inc.

436 Seventh Avenue

Pittsburgh, Pennsylvania 15219

Telephone: (412) 227-2001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

David A. Edgar, Esquire

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: (412) 355-6500

Approximate date of commencement of proposed sale to the public: Not applicable (this post-effective amendment deregisters all of the securities that were unsold under the registration statement as of the date hereof).

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices*	Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Koppers Inc.	Pennsylvania	25-1588399
Koppers Asia LLC	Delaware
Koppers World-Wide Ventures Corporation	Delaware	51-0340346
Koppers Concrete Products, Inc.	Delaware	25-1655686
Concrete Partners, Inc.	Delaware	25-1669803
Koppers Delaware, Inc.	Delaware	51-0370974
Koppers Ventures LLC	Delaware
Koppers Australia Holding Company Pty Ltd	Australia	98-0403540
Koppers Australia Pty Ltd	Australia	98-0188088
Koppers Carbon Materials & Chemicals Pty Ltd	Australia	98-0188396
Koppers Wood Products Pty Ltd	Australia	98-0188395
Continental Carbon Australia Pty Ltd	Australia	98-0188394
Koppers Denmark ApS	Denmark	98-1057861
Koppers Europe ApS	Denmark	98-0226335
Koppers European Holdings ApS	Denmark	98-1057489
Koppers Tar Tech International ApS	Denmark	98-1057259
Koppers Luxembourg S.a.r.l.	Grand Duchy of Luxembourg	98-0453872
Koppers Poland Sp. z o.o.	Poland
Koppers Specialty Chemicals+	United Kingdom	98-0660336
Koppers UK Holding Limited	United Kingdom	98-0660334
Koppers UK Limited	United Kingdom	98-0660332
Koppers UK Transport Limited	United Kingdom	98-0660337
Koppers International B.V.	The Netherlands	98-0659822
Koppers Netherlands B.V.	The Netherlands
Koppers World-Wide Holdings C.V.	The Netherlands	98-0659823
Tankrederij J.A. van Seumeren B.V.	The Netherlands

*	The address and telephone number of the principal executive offices of Koppers Inc., Koppers Asia LLC, Koppers Concrete Products, Inc., Concrete Partners, Inc. and Koppers Ventures LLC is 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001, and the agent for service is Mr. Steven R. Lacy, Esq. at the same address.

The address and telephone number of the principal executive offices of Koppers World-Wide Ventures Corporation and Koppers Delaware, Inc. is 501 Silverside Road, Suite 67, Wilmington, Delaware 19809, (302) 798-0294, and the agent for service is Mr. Steven R. Lacy at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Australia Holding Company Pty Ltd, Koppers Australia Pty Ltd, Koppers Carbon Materials & Chemicals Pty Ltd, Koppers Wood Products Pty Ltd and Continental Carbon Australia Pty Ltd is Level 5, 53 Walker Street, North Sydney, New South Wales, Australia 2059 and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Denmark ApS, Koppers Europe ApS, Koppers European Holdings ApS, Koppers Tar Tech International ApS and Koppers Poland Sp. z o.o. is Avernakke, 5800 Nyborg, Denmark, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Luxembourg S.a.r.l. is 46A, Avenue J.F. Kennedy, L-1855, Luxembourg, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers Lambson Limited, Koppers UK Holding Limited, Koppers UK Limited and Koppers UK Transport Limited is Normanby Gateway, Lysaghts Way, Scunthorpe, North Lincolnshire DN15 9YG, England, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

The address and telephone number of the principal executive offices of Koppers International B.V., Koppers Netherlands B.V., Koppers World-Wide Holdings C.V. and Tankrederij J.A. van Seumeren B.V. is Molenlaan 55, 1422 XN Uithoorn, The Netherlands, and the agent for service is Mr. Steven R. Lacy, Esq. at 436 Seventh Avenue, Pittsburgh, Pennsylvania 15219, (412) 227-2001.

+	Koppers Lambson Limited, listed as a co-registrant in Registration Statement on Form S-3 (File No. 333-182381), changed its name to Koppers Specialty Chemicals.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 amends the Registration Statement on Form S-3 (File No. 333-182381), originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrants on June 27, 2012 (the “Registration Statement”) relating to the potential offer and sale from time to time, pursuant to Rule 415 under the Securities Act of 1933, as amended, of debt securities, common stock, preferred stock, depositary shares, warrants, guarantees of debt securities and units that include any of these securities. The Registrants are filing this Post-Effective Amendment No. 1 to terminate the effectiveness of the Registration Statement and to deregister all unsold securities thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 26th day of February, 2015.

Registrants (As Listed on Schedule I of Additional Registrants)

By:	/s/ Steven R. Lacy
Steven R. Lacy
Agent for Service

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

Schedule I of Additional Registrants

Koppers Holdings Inc.

Koppers Inc.

Koppers Asia LLC

Koppers World-Wide Ventures Corporation

Koppers Concrete Products, Inc.

Concrete Partners, Inc.

Koppers Delaware, Inc.

Koppers Ventures LLC

Koppers Australia Holding Company Pty Ltd

Koppers Australia Pty Ltd

Koppers Carbon Materials & Chemicals Pty Ltd

Koppers Wood Products Pty Ltd

Continental Carbon Australia Pty Ltd

Koppers Denmark ApS

Koppers Europe ApS

Koppers European Holdings ApS

Koppers Tar Tech International ApS

Koppers Luxembourg S.a.r.l.

Koppers Poland Sp. z o.o.

Koppers Specialy Chemicals (formerly named Koppers Lambson Limited)

Koppers UK Holding Limited

Koppers UK Limited

Koppers UK Transport Limited

Koppers International B.V.

Koppers Netherlands B.V.

Koppers World-Wide Holdings C.V.

Tankrederij J.A. van Seumeren B.V.